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                  FIRST AMENDMENT TO FUND ACCOUNTING AGREEMENT

                            Effective January 1, 2006

     The Fund Accounting Agreement dated May 18, 2004 by and between THE HARTFORD MUTUAL FUNDS II, INC. and HARTFORD LIFE INSURANCE COMPANY is hereby amended to restate Schedule C as attached hereto.

                                        THE HARTFORD MUTUAL FUNDS II, INC.


                                        /s/ Tamara L. Fagely
                                        ----------------------------------------
                                        Tamara L. Fagely
                                        Vice President, Treasurer and Controller


                                        HARTFORD LIFE INSURANCE COMPANY


                                        /s/ Mary Jane Fortin
                                        ----------------------------------------
                                        Mary Jane Fortin
                                        Senior Vice President
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                                   SCHEDULE C

                        To the Fund Accounting Agreement
 between The Hartford Mutual Funds II, Inc. and Hartford Life Insurance Company

                           MUTUAL FUND ACCOUNTING FEES

    Annual Fee on All Aggregate Fund Net Assets / Applied at the Class Level*

                                1.5 basis points

*    Fee does not apply to the following classes: E, H, L, M, N and Z